UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

FIRST MARINER BANCORP

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (410) 342-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement

On April 19, 2011, First Mariner Bancorp (the “Company”) and its wholly owned subsidiary, First Mariner Bank (the “Bank”), entered into a securities purchase agreement (the “Purchase Agreement”) with Priam Capital Fund I, LP (“Priam”) pursuant to which Priam would invest, subject to certain conditions, approximately $36.4 million in cash in the Company through purchases of 11,370,690 newly issued shares of Company common stock, par value $0.05 per share (the “Common Stock”), at a purchase price of $0.50 per share, and 30,696 shares of a newly created Series A Convertible Participating Voting Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $1,000 per share.  The Common Stock and the Series A Preferred Stock to be purchased by Priam would represent a pro forma ownership interest of approximately 21.5% of the Company’s outstanding Common Stock, assuming the conversion of the Series A Preferred Stock into Common Stock but without giving effect to the rights offering described below.  Priam would also receive a warrant (the “Warrant”) with a ten-year term to purchase 15,355,539 shares of Common Stock at an exercise price of $0.50 per share.  The shares of Common Stock and Series A Preferred Stock, together with the shares of Common Stock issuable upon the exercise of the Warrant, would represent 24.9% of the Company’s outstanding Common Stock assuming the conversion of the Series A Preferred Stock, but prior to giving effect to the rights offering described below.  Priam’s investment is part of an expected aggregate $160 million capital raise by the Company from other investors in a private placement.

The closing of Priam’s investment is conditioned on, among other things, receipt of requisite regulatory approvals and the Company’s receipt of approval from the NASDAQ Stock Market to issue the securities described above in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).  In addition, the closing of Priam’s investment is conditioned upon the Company raising the remaining $123.6 million from other investors. The Company intends to sell shares of Common Stock and Series A Preferred Stock in private placements to other investors under separate securities purchase agreements, with the closing of such transactions to occur simultaneously with the closing of Priam’s investment under the Purchase Agreement.

The Purchase Agreement contains covenants of the Company and the Bank to conduct their respective businesses in the ordinary course until the investment is completed and to refrain from taking certain actions during such period.  Each of the Company and the Bank has agreed not to solicit any inquiries, proposals or offers with respect to certain transactions which would constitute an Alternative Transaction Proposal as defined under the Purchase Agreement.  Further, the Company cannot provide or cause to be provided any non-public information or data relating to the Company or the Bank in connection with, or have any discussions with, any person relating to or in connection with an actual or proposed Alternative Transaction Proposal, engage in any discussions or negotiations concerning any Alternative Transaction Proposal or otherwise take any action to encourage or facilitate any effort or attempt to make or implement an Alternative Transaction Proposal.

Effective as of the closing, Priam is entitled to nominate a member of the Board of Directors of each of the Company and the Bank and to designate a non-voting observer to attend meetings of each such Board for so long as it holds a specified minimum ownership percentage.  Priam is also entitled to certain preemptive rights and registration rights.  The Company and Priam have also agreed to provide each other certain indemnities.

Upon closing of the transaction, Edwin F. Hale, Sr. will step down as Chairman and Chief Executive Officer of the Company and the Bank, but he has been offered, and is considering maintaining, a seat on the Company’s reconstituted Board of Directors until 2012.  A successor or successors selected by the Company and agreeable to Priam will be appointed to the positions of Chairman and Chief Executive Officer, and President and Chief Operating Officer, of the Company prior to or at the time of the close.  At the closing of the transaction, the Boards of Directors of the Company and the Bank will be comprised of the new Chairman and Chief Executive Officer of the Company, the new President of the Company, Priam’s nominee, a nominee of each of two other investors in the private placement, four individuals who qualify as “Independent Directors” within the meaning of NASDAQ Stock Market Listing Rule 5605 and applicable banking regulations and Edwin F. Hale, Sr. should he choose to remain on the Board.  At least two, but not more than three, of the independent directors will be individuals not currently serving on the Boards of Directors of the Company and the Bank.

Under the Purchase Agreement, the Company and the Bank granted Priam the option, exercisable at any time prior to June 18, 2011, to elect to purchase from the Bank all, but not less than all, of the Bank’s non-performing assets and real estate owned (other than those which are subject to a contract to sell) at a cash purchase price equal to the aggregate net book value of such assets on the books of the Bank at the time of completion of such sale.

The Purchase Agreement contains certain termination rights for the Company and Priam which may be triggered if, among other things, (i) the Company has not entered into other securities purchase agreements providing for aggregate gross proceeds to the Company of at least $106.7 million (inclusive of the amount being invested by Priam) on or before July 18, 2011, or for aggregate gross proceeds of $160.0 million (inclusive of the amount being invested by Priam) on or before September 1, 2011; (ii) the transaction does not close on or before October 16, 2011; or (iii) Priam does not obtain binding commitments from proposed limited partners in Priam with respect to their aggregate investment in Priam of at least 50% of the amount to be invested by Priam in the Company by May 19, 2011 or 100% of such amount by June 18, 2011.  The Purchase Agreement further provides that, upon termination of the Purchase Agreement under specified circumstances, the Company may be required to reimburse Priam for certain out-of-pocket fees and expenses incurred in connection with the transactions contemplated under the Purchase Agreement.  Moreover, if the transaction is completed, the Company will be required to reimburse Priam for all of such out-of-pocket fees and expenses.

Series A Preferred Stock

Each share of the Series A Preferred Stock will convert into 2,000 shares of Common Stock (subject to anti-dilution adjustments) following shareholder approval, after the closing, of an amendment to the Company Charter to increase the number of authorized shares of Common Stock to 500 million.  The Series A Preferred will rank on parity with the Common Stock with respect to dividend rights and senior to the Common Stock with respect to rights on liquidation, winding-up and dissolution of the Company.

The Series A Preferred Stock will not be redeemable either at the Company’s option or at the option of holders at any time.  Holders of the Series A Preferred Stock will vote with the holders of Common Stock on all matters upon which holders of Common Stock are entitled to vote, on an as converted basis, and will also have other voting rights with respect to matters applicable to the Series A Preferred Stock.

Trust Preferred Securities Exchange

At or prior to closing, directors of the Company (the “TRuPS Holders”) holding trust preferred securities issued by First Mariner Capital Trust IV (the “TRuPS”) with an aggregate liquidation amount of $2,650,000 will enter into agreements with the Company pursuant to which the TRuPS held by the TRuPS Holders will be exchanged for 1,625,505 shares of Common Stock.  The Company will also offer to its officers holding TRuPS the ability to exchange such TRuPS for shares of Common Stock on the same terms as those offered to the TRuPS Holders.

Rights Offering

Pursuant to the terms of the Purchase Agreement, the Company has agreed to commence a rights offering (the “Rights Offering”) following the closing of the capital raise whereby shareholders of record as of the record date, no later than the trading day immediately preceding the closing date, would receive non-transferable rights to purchase Common Stock at a purchase price equal to $0.50 per share.  The Rights Offering will provide for the purchase of up to $15 million of Common Stock by holders of such rights.  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder (including Priam).

The foregoing description of Priam’s investment and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (including the form of articles supplementary to the Company’s Charter setting forth the terms of the Series A Preferred Stock, form of Warrant, form of Registration Rights Agreement and term sheet for post-closing arrangements with Mr. Hale included as Exhibits thereto), filed as Exhibit 10.1 hereto, and incorporated into this report by reference.  The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement.  It is not intended to provide any other factual information about the Company, the Bank, or their respective subsidiaries and affiliates.  The Purchase Agreement contains representations and warranties of each of the Company and the Bank, on the one hand, and Priam, on the other hand, made solely for the benefit of the other.  The representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Bank, on the one hand, and Priam, on the other hand.  Accordingly, you should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company and the Bank and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Item 3.02                                             Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the Common Stock, Series A Preferred Stock and Warrant to Priam is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Cautionary Statement

The issuance of the securities in the transactions described in this Form 8-K have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward Looking Statements

In addition to historical information, this Form 8-K contains forward looking statements that involve risks and uncertainties, such as the Company’s ability to satisfy all closing conditions and complete the transactions set forth in its agreement with Priam, statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements set forth in the

Company’s and the Bank’s agreements with their regulators, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of the Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business, its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth). Greater detail regarding these factors is provided in the forward looking statements and Risk Factors sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this Form 8-K, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                  Effective April 19, 2011, the Company’s Bylaws were amended to include a provision exempting any acquisition by any person of shares of Company stock from the control share acquisition provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law.

For more information, reference is made to the text of the amendment, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

Item 8.01                                             Other Events

On April 19, 2011, the Company issued a press release announcing the entry into the Purchase Agreement.  The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits.

Number	Description

3.2	Amendment to Bylaws of First Mariner Bancorp
10.1

Securities Purchase Agreement, dated April 19, 2011, by and among First Mariner Bancorp, First Mariner Bank and Priam Capital Fund I, LP, together with the Form of Articles Supplementary to the Company’s Charter setting forth the terms of the Series A Preferred Stock, Form of Warrant, Form of Registration Rights Agreement, and term sheet for post-closing arrangements with Mr. Hale included as Exhibits thereto

99.1	Press Release, dated April 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

/s/ Paul B. Susie
Paul B. Susie
Chief Financial Officer

Date: April 25, 2011